                                                                  Execution Copy

                       DUAL STAR TECHNOLOGIES CORPORATION

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (the "Agreement") is made as of March 28, 2000, by and among DualStar Technologies Corporation, a Delaware corporation located at One Park Avenue, New York, New York 10016 (the "Company"), Cerberus Capital Management, L.P., a Delaware limited partnership, on behalf of certain funds and accounts managed by it ("CP"), and Blackacre Capital Management L.L.C., a Delaware limited liability company, on behalf of certain funds and accounts managed by it ("Blackacre"), each located at 450 Park Avenue, 28th Floor, New York, New York 10022 (CP and Blackacre and such funds and accounts are collectively referred to as the "Purchaser").

     WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell and issue to the Purchaser, at Purchaser's election, either (A) (x) $30,000,000 aggregate principal amount of a convertible promissory note ("the Note") of the Company, convertible into shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at an initial conversion price of $4.00 per share and (y) 4,050,000 shares of Common Stock at a purchase price of $4.00 per share or (B) 11,550,000 shares of Common Stock at a purchase price of $4.00 per share

     WHEREAS, in connection with the aforementioned documents, the Purchaser and the Company are also entering into Strategic Alliance Agreement (the "Strategic Alliance Agreement") granting the Company certain rights to sell services with respect to certain properties owned by the Purchaser or in which the Purchaser holds an indirect interest;

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

     1.1 Common Stock. Upon the terms and subject to the conditions hereof, at the Closing (as defined below), the Company will issue and sell to the Purchaser and the Purchaser will purchase from the Company, at the Purchaser's election, either (A) (x) the Note, in the form attached hereto as Exhibit A, bearing interest at the rate of three percent (3%) per annum at a purchase price of $30,000,000 and (y) 4,050,000 the number of shares of Common Stock at a purchase price of $4.00 per share or (B) 11,550,000 shares of Common Stock at a purchase price of $4.00 per share. (The Common Stock to be purchased by Purchaser hereunder shall hereinafter be referred to as the "Shares;" the Note and the Shares purchased hereunder shall hereinafter collectively be referred to as the "Securities"). Under either clause "A" or "B" above, the aggregate purchase price shall be $46,200,000 (the "Purchase Price").


                                   ARTICLE II

                                   THE CLOSING


     2.1 Closing. The closing of the purchase and sale of the Securities shall be held at the offices of the Company in Long Island City, New York at 10:00 a.m., local time, on the first business day after which all conditions to closing, identified in Article VII hereof have been satisfied or waived by the party entitled to grant such waiver, or on such other date thereafter upon which the Company and the Purchaser shall agree (the "Closing").

     2.2 Payment and Delivery. At the Closing, (A) the Purchaser shall pay to the Company the Purchase Price by wire transfer of immediately available funds pursuant to the Company's instructions; (B) the Company shall deliver to the Purchaser a certificate or certificates, registered in Purchaser's name, representing the Securities and, in the event Purchaser elects to purchase the
Note identified in Section 1.1(A) of this Agreement, the guaranties, pledge and security agreements and related Uniform Commercial Code financing statements, identified on Schedule 2.2 hereto (collectively, the "Collateral Agreements");
(C) the Company, certain of its officers identified therein and the Purchaser shall deliver to each other an executed copy of a Stockholders' Agreement in the form attached hereto as Exhibit B (the "Stockholders' Agreement"); (D) the Company, the officers of the Company identified therein and the Purchaser shall deliver to each other an executed copy of a Registration Rights Agreement in the form attached hereto as Exhibit D (the "New Registration Rights Agreement"); (E) the Company shall deliver to the officers identified therein an executed copy of the Class C Warrant Agreement in the form attached hereto as Exhibit F, together with Class C Warrant registered in the names of such officer or designated entity owned or controlled by them, and (F) the Company and the Purchaser shall deliver to each other an executed copy of the Strategic Alliance Agreement among the Company and Purchaser in the form attached hereto as Exhibit G (the "Strategic Alliance Agreement", and, together with this Agreement, the Note, the Stockholders' Agreement, the New Registration Rights Agreement, the Class C Warrant Agreement the Class C Warrant and the Collateral Agreements being collectively referred to herein as the "Transaction Documents").

     All deliveries and payments at the Closing shall be made simultaneously.



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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to the Purchaser as of the date hereof and as of the Closing Date as follows:

     3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company and each of its subsidiaries are duly organized and existing under, and by virtue of, the laws of the state of their respective organization and are in good standing under such laws. The Company and each of its subsidiaries have the requisite corporate power and authority to own and operate their respective properties and assets, and to carry on their respective business as now conducted and as proposed to be conducted. The Company and each of its subsidiaries are qualified to do business as foreign corporations in each jurisdiction in which such qualification is required, except to the extent that the failure to so qualify would not have a material adverse effect on the assets, liabilities, condition (financial or otherwise), operating results or business of the Company and its subsidiaries (taken as a whole), as now conducted or as now proposed to be conducted (a "Company Material Adverse Effect"). The Company has furnished the Purchaser with true, correct and complete copies of its Restated Certificate of Incorporation and Bylaws, as amended, certified by the Delaware Secretary of State and by the Secretary of the Company, respectively, and the corresponding organizational documents and certifications for each of its subsidiaries.

     3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement, the Note and the other Transaction Documents.

     3.3 Subsidiaries. Except as set forth in the Company's SEC Reports (as hereinafter defined), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association, partnership or business entity, nor has the Company made any commitment or subscribed for the purchase of any such equity interest. The Company owns all of the outstanding voting securities and other equity interests, if any, and all rights to acquire such securities, of those subsidiaries which are set forth in Schedule 3.3.

     3.4 Capitalization. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 15,701,571 shares are issued and outstanding.

     (b) The authorized capital stock of each of the subsidiaries of the Company and the number of issued and outstanding shares of capital stock and other equity interest, if any, including rights to acquire securities of such subsidiaries are identified in the Company's draft proxy statement in respect of the Agreement and related matter, dated March 28, 2000 (the "Proxy Statement").

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     (c) Other than as contemplated herein and except as set forth in Schedule
3.4, the Company's SEC Reports filed prior to the date hereof (as hereinafter defined), or as reflected in the Proxy Statement, there are no options, warrants or other rights outstanding to purchase or acquire, or any securities convertible into, nor has the Company or its subsidiaries agreed to issue or reissue, other than pursuant to this Agreement, any of the Company's authorized and unissued capital stock of the Company or its subsidiaries. Except as set forth in the Company's SEC Reports and the Proxy Statement, to the Company's best knowledge, there are no voting agreements concerning any of the outstanding securities of the Company or its subsidiaries; and except as set forth in the Company's SEC Reports, (i) other than as contemplated in the New Registration Rights Agreement, (ii) as set forth in the Registration Rights Agreement dated, November 25, 1998, as amended, by and between the Company and certain holders of the Company's outstanding Common Stock (the "Existing Registration Rights Agreement") and (iii) as set forth in the Registration Rights Agreement, dated as of December 1, 1999, by and between the Company and Madeleine L.L.C. (the "Madeleine Registration Rights Agreement"), there are no agreements to register any of the Company's securities. No person is entitled to any preemptive right with respect to the issuance of the Shares or the Common Stock reserved for issuance upon conversion of the Note (the "Conversion Shares").

     3.5 Authorization. Except for the required approval by the stockholders of the Company, all corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities and the Conversion Shares, and the performance of all of the Company's obligations under this Agreement and the other Transaction Documents have been taken. This Agreement and the other Transaction Documents constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, the Note and the Conversion Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the other Transaction Documents, will be validly issued, fully paid and nonassessable, and the Shares and the Conversion Shares will have the rights, preferences, and privileges described with respect thereto in the Company's Restated Certificate of Incorporation, as amended. The Shares and the Conversion Shares shall be free of any liens or encumbrances, in all cases, subject to restrictions on transfer pursuant to the Stockholders' Agreement and under state and/or federal securities laws.

     3.6 Compliance with Other Instruments. Neither the Company nor any of its subsidiaries is in violation or default of any provision of its organizational documents or of any mortgage, indenture, contract, agreement, instrument, judgment or decree to which the Company or any of its subsidiaries is a party or by which any of them is bound, except as would not individually or in the aggregate have a Company Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of or conflict with the Company's Restated Certificate of Incorporation or By-Laws, and will not result in any violation of or conflict with, or constitute a default under, any mortgage, indenture, contract, agreement, instrument, judgment or decree to which the Company or any of its material subsidiaries is a party or by which any of them is bound or in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its subsidiaries.

     3.7 No Governmental Consent. Other than matters relating to the satisfaction of the Closing condition set forth in Section 7.1(i) of this Agreement, no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company or its subsidiaries is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the Note and the Conversion Shares except for such filings as may be required in connection with the exemption under the Securities Act of 1933, as amended (the "Securities Act"), or the qualification (or the exemption from qualification, if available) under applicable blue sky laws of the offer and sale of the Shares, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.8 Offering. Subject to the accuracy of the Purchaser's representations in
Section 4 hereof, the offer, sale and issuance of the Shares and the Note pursuant to this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     3.9 Brokers or Finders. Neither the Company nor any of its subsidiaries has retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement, and there are no brokerage commissions, finder's fees or similar items of compensation payable in connection therewith based on any arrangement or agreement made by or on behalf of the Company.

     3.10 SEC Reports. The Company has filed with the Securities and Exchange Commission (the "Commission") and provided to the Purchaser all forms, reports and documents required to be filed by the Company since January 1, 1997 and prior to the date hereof (collectively, the "Company's SEC Reports") pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Exchange Act"), all of which, when filed, complied in all material respects with all applicable requirements of the Exchange Act. As of their respective dates, the Company's SEC Reports (not including any exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company and its subsidiaries included in the Company's SEC Reports filed prior to the date hereof or incorporated by reference therein were prepared in accordance with generally accepted accounting principles ("GAAP") (subject, in the case of such unaudited financial statements, to the absence of complete footnotes) applied on a consistent basis (except as indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the dates thereof and the results of its consolidated operations and cash flows for the periods then ended (subject in the case of the unaudited interim financial statements, to normal year-end audit adjustments, which shall not be material in amount or nature).

     3.11 Absence of Certain Developments. Since December 31, 1999 there has been no change in the consolidated assets, liabilities, condition (financial or otherwise), operating results, or business of the Company and its subsidiaries from that reflected in the Company's SEC Reports filed prior to the date hereof that would have resulted in, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 1999, the Company has not (i) directly or indirectly declared or paid any dividend or ordered or made any other distribution on account of any shares of any class of the capital stock of the Company, (ii) directly or indirectly redeemed, purchased or otherwise acquired any such shares or agreed to do so or set aside any sum or property for any such purpose, (iii) made any capital expenditures exceeding $100,000 other than in the ordinary course of business or (iv) incurred any indebtedness exceeding $100,000 other than in the ordinary course of business.

     3.12 Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability or obligation, absolute or contingent, that is not reflected in the consolidated financial statements included in the Company's SEC Reports filed prior to the date hereof, other than obligations and liabilities which taken individually or in the aggregate would not have a Company Material Adverse Effect.

     3.13 Taxes. Except as set forth in Schedule 3.13, the Company and each of its subsidiaries have filed all tax returns and reports required by law to be filed (or have sought appropriate extensions therefor), and have paid, or otherwise fully reserved for in accordance with GAAP, all taxes, assessments and other governmental charges that are due and payable, except (x) for those matters being contested in good faith and by appropriate proceedings by the Company or the affected subsidiaries and for which adequate reserves have been established in accordance with GAAP or (y) for those matters for which the charges, accruals and reserves on the books of the Company and its subsidiaries in respect of taxes are adequate, and the Company knows of no assessment for additional taxes or any basis therefor.

     3.14 Title to Properties; Liens and Encumbrances. The Company and each of its subsidiaries have good title to all of their respective properties and assets, both real and personal, tangible and intangible, reflected on the balance sheet included in the consolidated financial statements included in the Company's SEC Reports filed prior to the date hereof or acquired after the date thereof (except inventory or other personal property disposed of in the ordinary course of business subsequent to the date thereof), and such properties and assets are not subject to any mortgage, pledge, lien, security interest, encumbrance or charge other than (i) liens for current taxes not yet due and payable, (ii) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, (iii) liens securing obligations reflected in such financial statements or (iv) the current mortgage on the Company's building located at 11-30 47th Avenue, Long Island City, New York. With respect to properties or

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assets it leases, the Company or the applicable subsidiary is in compliance with such leases (except for such defaults or breaches that would not have a Company Material Adverse Effect) and holds valid leasehold interests free of any liens, claims or encumbrances except for those described in clauses (i) through (iii) of the preceding sentence.

     3.15 Litigation, etc. Except as described in the Company's SEC Reports filed prior to the date hereof, there are no actions, suits, proceedings or investigations (i) pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or which otherwise involve the Company's or any of its subsidiaries' business or operations, or (ii) to the Company's knowledge, pending or threatened against any of the officers, directors or principal stockholders in their capacities as officers, directors or stockholders of the Company or any of its subsidiaries, except in each case where an adverse outcome would not individually or in the aggregate have a Company Material Adverse Effect.

     3.16 Employees, Pension and Benefit Plans.

     (a) To the Company's knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract or any other contract or agreement between such employee and the Company or any of its subsidiaries, and there is no strike or other labor dispute pending or, to the knowledge of the Company, threatened, with respect to the Company or any of its subsidiaries.

     (b) Schedule 3.16 identifies each retirement, pension, savings, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, death, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, vacation, incentive or other compensation plan or arrangement or other employee benefit that the Company or any of its subsidiaries currently maintains or to which any such entity currently contributes for the benefit of any of its employees or former employees (or dependents or beneficiaries thereof) (or as to which the Company, any subsidiary thereof or any person that, together with the Company or such subsidiary, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (each such person, including the Company or such subsidiary, a "Commonly Controlled Entity") may otherwise have any liability), including, but not limited to, any pension plan (each a "Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any welfare plan as defined in Section 3(1) of ERISA (a "Welfare Plan"), whether funded, insured or self-founded or whether written or oral (each of the foregoing contained in this Section 3.16(b) (a "Plan").

     (c) Each Plan has been administered in all material respects in accordance with its terms. The Company, the subsidiaries thereof and all Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and each such Plan which is intended to meet the requirements of a "qualified plan" under Code ss. 401(a) has been determined by the IRS to be a qualified plan (in form) by the issuance of a favorable determination letter by the IRS. There is no pending or, to the knowledge of the Company, threatened legal action,

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suit, investigation or claim relating to the Plans (other than routine claims for benefits). Neither the Company or any subsidiary thereof has engaged in a transaction in connection with which such entity would be subject to either a civil penalty pursuant to Section 502(i) or ERISA or tax pursuant to Section 4975 of the Code. All contributions and other payments required to be made by the Company or any subsidiary thereof to any Plan as of the Closing Date, or with respect to any period ending prior to the Closing Date, have (or will have) been made, on or prior to the Closing Date.

     (d) To the knowledge of the Company, there has not occurred, and the transactions contemplated by this Agreement will not result in the occurrence of, a "reportable event" within the meaning of Section 4043 of ERISA. To the knowledge of the Company, neither the Company nor any Commonly Controlled Entity has, within the 5 year period preceding the Closing Date, entered into any transaction the principal purpose of which was to evade liability to which the Company or any Commonly Controlled Entity would otherwise be subject under Title IV of ERISA. The principal purpose of the Company entering into the transactions contemplated by this Agreement is not to evade liability to which the Company or any Commonly Controlled Entity would otherwise be subject under Title IV of ERISA.

     (e) No benefits under any Plan set forth in Schedule 3.16 shall become accelerated as a result of the transactions contemplated by this Agreement.

     (f) Except as required under Section 4908B of the Code, neither the Company or any subsidiary thereof has an obligation to provide post-retirement health or life benefits.

     (g) WARN. Neither the Company nor any of its subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws which remains unpaid or unsatisfied.


     3.17 Compliance With Law. The Company and its subsidiaries are conducting and have conducted their respective businesses and operations in compliance with all governmental rules and regulations applicable thereto, including without limitation those relating to occupational safety, environmental, health and employment practices, and are not in violation or default in any respect under any statute, law, ordinance, rule, regulation, judgment, order, decree, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its properties, except in each case where an adverse outcome would not individually or in the aggregate have a Company Material Adverse Effect.

     3.18 Permits. The Company and its subsidiaries have all material permits, licenses, orders and approvals of any federal, state, local or foreign governmental or regulatory body (collectively, the "Permits") that are necessary in the conduct of their respective businesses substantially in the manner as now conducted; all such Permits are in full force and effect; no material violations have been recorded in respect of any such Permits; and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit in any material respect any such Permits.

     3.19 Fairness Opinion. The Board of Directors of the Company has received the opinion of Chanin & Co., financial advisers of the Company, dated as of the date hereof, to the effect that the Transactions contemplated hereby are fair to the Company and its stockholders, from a financial point of view (the "Fairness Opinion"), and the Fairness Opinion has not been withdrawn, altered or amended in any material respect.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


     CP and Blackacre hereby jointly and severally represent and warrant to the Company as follows:

     4.1 Organization and Standing. CP is a limited partnership duly organized and existing under and by virtue of the laws of Delaware and is in good standing under such laws. Blackacre is a limited liability company duly organized and existing under and by virtue of the laws of Delaware and is in good standing under such laws.

     4.2 Corporate Power. Each entity that constitutes the Purchaser has all requisite legal power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the other Transaction Documents.

     4.3 Authorization. All legal action on the part of each entity that constitutes the Purchaser and their respective directors, managers, partners, owners and members necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents by each entity that constitutes the Purchaser, the purchase of the Securities and the performance of all of the Purchaser's obligations under this Agreement and the other Transaction Documents has been taken. This Agreement and the other Transaction Documents when executed and delivered by the Purchaser, shall constitute the valid and binding obligation of each entity that constitutes the Purchaser, enforceable against both entities that constitute the Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules governing specific performance, injunctive relief or other equitable remedies.

     4.4 Experience. Each entity that constitutes the Purchaser is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and, by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, it is capable of evaluating the merits and risks of its investment in the Securities and has the capacity to protect its own interests.

     4.5 Investment. No entity that constitutes the Purchaser has been formed solely for the purpose of making this investment. [CP and Blackacre are acquiring the Securities on behalf of certain funds and accounts managed by CP, Blackacre or their affiliates, and each of such funds or accounts]* is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Neither CP, Blackacre nor any of such funds or accounts, has any present intention of selling, granting any participation in or otherwise distributing the Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Securities Act. Each entity that constitutes the Purchaser understands that the Securities have not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. Each entity that constitutes the Purchaser acknowledges and is aware of the following:

          (i) the Note is non-negotiable and non-transferable, except as provided pursuant to Article VI hereto, and there will be substantial restrictions on the transferability of the Shares or any Conversion Shares;

          (ii) no representation, guarantee or warranty has been made to the Purchaser by the Company, its officers, directors, agents, or employees or any other person, expressly or by implication, as to the profitability of the Company or with respect to the Note or the Conversion Shares, except for those representations and warranties set forth in this Agreement and the other Transaction Documents; and

          (iii) the Note will be subordinated to the rights of any surety company providing any surety bond for the benefit of the Company or its subsidiaries.

     4.6 Restricted Securities. No entity that constitutes the Purchaser will sell or otherwise transfer the Shares, the Note, or the Conversion Shares, without registration under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws or an exemption therefrom. None of the Shares, the Note, or the Conversion Shares have been registered under the Securities Act or under the securities laws of certain states. Purchaser is aware that an exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available; and, except as provided in the New Registration Rights Agreement, the Company has no obligation to register the Shares, the Note or the Conversion Shares, or to make available an exemption from the registration requirements pursuant to such Rule 144 or any successor rule for resale of the Shares or the Conversion Shares.

----------
* Not needed if fund(s) purchase the securities directly and are the "Purchaser(s)."

     4.7 Risk Factors. Each entity that constitutes the Purchaser recognizes that investment in the Shares and the Note involves substantial risks, including loss of the entire amount of such investment. Further, it has carefully read and considered the matters set forth under the caption "Risk Factors" in the Company's SEC Reports filed prior to the date hereof, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares.

     4.8 Legend. Each entity that constitutes the Purchaser acknowledges that the Note and the certificate(s) representing the Shares or the Conversion Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

     The following legend shall be placed on any certificate(s) evidencing the Shares and the Conversion Shares:

     THE SALE, PLEDGE OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN (1) A STOCKHOLDERS AGREEMENT DATED __________, 2000 AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS OF THE CORPORATION AND (2) THE PROVISIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT, DATED MARCH 28, 2000, AMONG THE CORPORATION, CERBERUS CAPITAL MANAGEMENT, L.P. AND BLACKACRE CAPITAL MANAGEMENT, L.L.C.

     The Company may place a stop transfer order on its transfer books against the Shares and the Conversion Shares to enforce the foregoing restrictions.

     4.9 Access to Data. Each entity that constitutes the Purchaser has had an opportunity to discuss the Company's and its subsidiaries' business, management, financial affairs and prospects with its management, the opportunity to review the Company's and its subsidiaries' facilities and Company's SEC Reports and the opportunity to ask questions of officers and directors of the Company, including the Officers. Each entity that constitutes the Purchaser has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares and the Note for its particular tax and financial situation and has determined that the Shares and the Note are a suitable investment for it. Each entity that constitutes the Purchaser acknowledges that (i) it has had the right to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books which it requested have been made available for inspection by it, its attorney, accountant or adviser(s).

     4.10 Brokers or Finders. Neither entity that constitutes the Purchaser has retained any investment banker, broker or finder. Each entity that constitutes the Purchaser will severally indemnify and hold the Company harmless against any liability, settlement or expense arising out of, or in connection with, any such claim.

     4.11 Intent of Representations and Warranties. Each entity that constitutes the Purchaser acknowledges and represents to the Company that it is making the foregoing representations and warranties with the intent that they may be relied upon by the Company in determining the suitability of the sale of the Shares and the Note to the Purchaser for purposes of the federal and state securities laws.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY


     5.1 Shareholder Approval.

     (a) The Company will call a meeting of its stockholders and use commercially reasonable efforts to solicit the approval of its stockholders of the transactions contemplated hereby.

     (b) The Company's Board of Directors has recommended (and will continue to recommend subject to its fiduciary duties under applicable law) approval of the transactions contemplated hereby by the Company's stockholders and the Company shall take all reasonable, lawful action to solicit such approval by its stockholders.

     (c) The Company agrees, as promptly as practicable, to prepare and file with the Commission a proxy statement and other proxy solicitation materials of the Company (the "Proxy Statement") seeking stockholder approval of the transactions contemplated hereby. Each of the parties hereto agrees to cooperate with the other, its counsel and its accountants, in preparation of the Proxy Statement. The Purchaser agrees to furnish to the Company all information concerning the Purchaser as may be reasonably requested in connection with the foregoing. The Company shall comply with all applicable laws and regulations in distributing the Proxy Statement to its stockholders.

     (d) Each of the Purchaser and the Company agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company's stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Purchaser and the Company further agrees that if it shall become aware of any information furnished by it that would cause any of the statements in the Proxy to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     5.2 Certain Distributions. The Company will not make any distribution of stock or stock rights of the Company to stockholders, if made at the election of any of the stockholders of the Company if such distribution would result in taxable income to the Purchaser pursuant to Section 305 of the Internal Revenue Code, as amended.

     5.3 Covenant with respect to the Note. So long as any principal amount of the Note remains outstanding, without the prior written consent of the Purchaser or a majority of the members of the Board of Directors designated by the Purchaser, the Company shall comply with all of the covenants set forth in
Section 8 of the Note.

     5.4 Operations of the Company.

     (a) From the date hereof through the Closing Date, the Company and its subsidiaries shall conduct their respective businesses in the ordinary course, in a manner consistent with past practice, shall maintain in all material respects their business organizations and assets, shall not take any action reasonably likely to have a Company Material Adverse Effect, and shall not, without the prior written consent of the Purchaser:

          (i) amend its Certificate of Incorporation or By-Laws or merge with or into or consolidate with any other person, subdivide or in any way reclassify any shares of its capital stock or change or agree to change in any manner the rights of its outstanding capital stock or the character of its business;

          (ii) issue, sell, purchase or redeem, or enter into any contracts or other agreements to issue, sell, purchase or redeem, any shares of its capital stock or any options, warrants, convertible or exchangeable securities, subscriptions, rights, (including preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever relating to its capital stock, other than upon the exercise of options outstanding on the date hereof granted pursuant to existing employee incentive stock option plans;

          (iii) enter into or amend any employment agreement other than in the ordinary course of business; enter into any contract or other agreement with any labor union or association representing any employee; or adopt, enter into or amend any Compensation and Benefit Plan, Pension Plan or similar plan or arrangement, or make any change in the actuarial methods or assumptions used in funding any defined benefit pension plan, or make any change in the assumptions or factors used in determining benefit equivalencies thereunder;

          (iv) declare, set aside or pay any dividends or declare, set aside or make any distributions of any kind to its shareholders, or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

          (v) adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its subsidiaries;

          (vi) make any change in its accounting methods, principles or practices or made any change in depreciation or amortization policies or rates adopted by it, except insofar as may have been required by a change in generally accepted accounting principles;

          (vii) make any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants or agents or any accrual for or contract or other agreement to make or pay the same, except to persons other than its officers, directors or shareholders made in the ordinary course of business in a manner consistent with past practice;

          (viii) make any loan to any of its officers or directors, consultants, agents or other representatives;

          (ix) make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives except in accordance with existing contractual obligations;

          (x) except in the ordinary course of business: sell, abandon or make any other disposition of any of its assets, properties or businesses, individually or in the aggregate, material to the business of the Company and its subsidiaries (taken as a whole), other than sales of inventory in the ordinary course of business; or grant or suffer any lien on any of its assets, properties or businesses other than in the ordinary course of business or other than those in favor of the Purchaser or its affiliates;

          (xi) make any capital expenditures in excess of $500,000 in any one
     (1) case or $5,000,000 in the aggregate;

          (xii) except with respect to he endorsement of negotiable instruments in the ordinary course of business incur or assume any debt, obligation or liability, or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation because responsible for, liabilities of any other person;

          (xiii) except for tangible property acquired in the ordinary course of business in a manner consistent with past practice, make any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

          (xiv) agree to do any of the foregoing.

     (b) The Company shall give prompt notice to the Purchaser of any fact, event or circumstance known to it that (i) is reasonably likely, individually or together with other such matters, to result in any Company Material Adverse Effect, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements hereunder.

                                   ARTICLE VI

                                LOCKUP AGREEMENT


     6.1 Lock-up Agreement. Purchaser agrees that, for a period of eighteen (18) months from the Closing, it will not sell, assign, transfer, pledge, encumber or in any way dispose of (i) any of the Shares purchased from the Company pursuant to this Agreement or (ii) any Conversion Shares acquired pursuant to this Agreement and the Note, except as provided in Section 6.2 of this Agreement.

     6.2 Exceptions. The Lock-up Agreement set forth in Section 6.1 shall not apply if there has been a default by the Company in any payment due to the Purchaser under the Note. Notwithstanding the foregoing, CP, Blackacre or any other entity comprising the Purchaser may assign any rights relating to the Shares, Notes or the Conversion Shares to any fund, account or entity managed or controlled by Stephen A. Feinberg; provided, however, that any such fund, account or entity shall be subject to the restrictions, covenants and agreements contained in this Agreement and the Note (and any other agreement executed in connection herewith); and provided further, that each such fund, account or entity shall make the representations and warranties to the Company set forth in
Article IV of this Agreement. Consent to any other transfer by Purchaser of its rights hereunder relating to the Shares or the Conversion Shares to any other person shall require the approval of a majority of the Board of Directors of the Company, excluding members designated by or affiliated with the Purchaser.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

     7.1 Conditions to Purchaser's Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the following conditions:

          (i) The transactions contemplated by this Agreement (including the election of directors designated by the Purchaser constituting a simple majority of the Company's Board of Directors and the increase of the number of the Company's authorized shares) shall have received the approval of the shareholders of the Company (and related SEC and NASDAQ approvals);

          (ii) The representations and warranties of the Company herein contained shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date;

          (iii) The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed in or complied with by the Company on or prior to the Closing Date;

          (iv) The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to the foregoing effect and stating that all conditions to the Purchaser's obligations hereunder have been satisfied in all material respects;

          (v) All approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired;

          (vi) No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (either temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (vii) There shall not have been and be continuing any change that has had or could reasonably be expected to have a Company Material Adverse Effect between the date hereof and the Closing as if made on the Closing Date; and

          (viii) All documents and instruments identified in Section 2.2 of this Agreement shall have been executed and delivered by the parties thereto (other than the Purchaser).

     7.2 Conditions to Company's Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the following conditions:

          (i) The transactions contemplated by this Agreement (including the increase of the number of the Company's authorized shares) shall have received the approval of the shareholders of the Company (and related SEC and NASDAQ approvals);

          (ii) The representations and warranties of the Purchaser herein contained shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date;

          (iii) All documents and instruments identified in Section 2.2 of this Agreement shall have been executed and delivered by the parties thereto (other than the Company);

          (iv) The Fairness Opinion has not been withdrawn, altered or amended in any material respect.

                                  ARTICLE VIII

                                  MISCELLANEOUS


     8.1 Governing Law. This agreement shall be governed in all respects by the internal laws of the State of New York without regard to its conflicts of laws provisions; provided however, that the General Corporation Law of the State of Delaware shall apply to any matter relating to corporate governance of the Company or the Common Stock.

     8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     8.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

     8.4 Entire Agreement; Amendment. This Agreement, its attachments and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that the Company's obligations under the Amended and Restated Promissory Note, dated as of December 16, 1999, the Class B Warrant Agreement, the Madeleine Registration Rights Agreement, and the letter from the Company to the Purchaser regarding the Break-Up Fee, each dated as of December 16, 1999, shall not be affected hereby. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written agreement of the Company and the Purchaser.

     8.5 Notices. All notices and other communications required or permitted hereunder to a party shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier services, addressed to such party at the address set forth in the introductory paragraph of this Agreement, or at such other address as each party shall have last furnished to the other in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail or courier, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited with an airborne courier service, addressed and mailed as aforesaid.

     8.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     8.7 Expenses. The Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

     8.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     8.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                               COMPANY

                               DUALSTAR TECHNOLOGIES
                               CORPORATION


                               By: /s/ Gregory Cuneo
                                  ---------------------------------------------
                                       Gregory Cuneo
                                       President and Chief Executive Officer

                               PURCHASER

                               CERBERUS CAPITAL MANAGEMENT,
                                 L.P., on behalf of various funds and
                                 accounts



                               By: /s/ Mark A. Neporent
                                  ---------------------------------------------


                               BLACKACRE CAPITAL MANAGEMENT
                                 L.L.C., on behalf of various funds and
                                 accounts


                               By: /s/ Ronald J. Kravit
                                  ---------------------------------------------
                                   Name: Ronald J. Kravit